UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): December 4, 2025

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Austin Willis

On December 5, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Willis Lease Finance Corporation (the “Company”) approved amendments to the employment agreement between the Company and Austin Willis, the Company’s Chief Executive Officer. The amended and restated employment agreement (the “A&R Employment Agreement”) provides that Austin Willis is entitled to an annual base salary of $1,000,000 and establishes his target annual bonus opportunity at 125% of his annual base salary.

The A&R Employment Agreement generally continues the terms of the prior employment agreement relating to duties, benefits and perquisites, retirement entitlements, severance payments and entitlements payable upon the termination of employment. The A&R Employment Agreement provides for additional perquisites related to private aircraft usage. The A&R Employment Agreement includes amendments to the Change in Control definition where Charles Willis, Austin Willis and their respective affiliates are no longer the Company’s largest stockholders and due to certain changes in the composition of the Board.

The foregoing description of the A&R Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Second Amendment to Employment Agreement with Charles F. Willis, IV

On December 5, 2025, the Committee approved an amendment to the Amended and Restated Employment Agreement, dated as of March 13, 2025, between the Company and Charles Willis (the “EC Employment Agreement”). The amendment to the EC Employment Agreement (the “EA Amendment”) updates the definition of “Change in Control” in the EC Employment Agreement to amend the Change in Control definition where Charles Willis, Austin Willis and their respective affiliates are no longer the Company’s largest stockholders and due to certain changes in the composition of the Board.

The foregoing description of the EA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the EA Amendment, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 8.01 Other Events.

On December 4, 2025, the Company agreed to repurchase 30,000 shares of the common stock of the Company from the Company’s Executive Chairman, Charles Willis, at a price of $126.28 per share, which price represents the volume weighted average price as of December 4, 2025 discounted by 2% (the “Repurchase Transaction”). Mr. Willis, 77, advised the Board that he intended to use the proceeds from the Repurchase Transaction for estate planning purposes. A special committee of the Board of the Company, composed of only independent directors, approved the Repurchase Transaction pursuant to authority delegated by the Board.

Item 9.01 Financial Statements & Exhibits.

Exhibit No.	Description
10.1	Amended & Restated Employment Agreement, dated as of December 5, 2025, by and between Registrant and Austin Willis†
10.2	Second Amendment to the Amended & Restated Employment Agreement, dated as of December 5, 2025, by and between Registrant and Charles F. Willis IV†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: December 9, 2025

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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